Exhibit 99.1
American Commercial Lines Inc. Announces Stockholder Approval of Merger Agreement with
Affiliate of Platinum Equity
JEFFERSONVILLE, IN, Dec. 14, 2010 — American Commercial Lines Inc. (NASDAQ: ACLI) (“ACL” or the “Company”), one of the largest and most diversified inland marine transportation and service companies in the United States, is pleased to report that its stockholders have approved the proposal to adopt the merger agreement providing for ACL’s acquisition by an affiliate of Platinum Equity.
The affirmative vote of the holders of a majority of the outstanding shares of common stock of ACL was required to approve the proposal to adopt the merger agreement. According to the final tally of shares voted, approximately 10,272,621 shares of common stock of ACL voted for the approval of the proposal to adopt the merger agreement, representing approximately 80 percent of the outstanding shares of common stock of ACL as of the close of business on October 29, 2010, the record date for this vote.
Subject to the satisfaction or waiver of certain conditions set forth in the merger agreement and discussed in the Definitive Proxy Statement on Schedule 14A filed by ACL with the Securities and Exchange Commission on November 15, 2010, ACL expects the merger contemplated by the merger agreement to close and ACL’s common stock to cease to trade on NASDAQ by the end of December 2010.
About American Commercial Lines Inc.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana, is an integrated marine transportation and service company operating in the United States Jones Act trades, with approximately $850 million in revenues and approximately 2,570 employees as of December 31, 2009. For more information about American Commercial Lines Inc., visit www.aclines.com.
About Platinum Equity
Platinum Equity is a global M&A&O(R) firm specializing in the merger, acquisition and operation of companies that provide services and solutions to customers in a broad range of business markets, including information technology, telecommunications, logistics, metals services, manufacturing and distribution. Since its founding in 1995 by Tom Gores, Platinum Equity has completed over 100 acquisitions with more than $27.5 billion in aggregate annual revenue at the time of acquisition. For more information, go to www.platinumequity.com.
Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, the expected timing of the acquisition, the ability of Parent and ACL to close the acquisition and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of ACL, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: (i) uncertainties associated with the acquisition of the Company by Platinum; (ii) uncertainties as to the timing of the merger; (iii) the ability of the parties to satisfy closing conditions to the transaction; (iv) changes in economic, business, competitive, and/or regulatory factors; and (v) those risks identified and discussed by us in our filings with the U.S. Securities and Exchange Commission, including the Definitive Proxy Statement on Schedule 14A filed by ACL with the Securities and Exchange Commission on November 15, 2010.
All of the forward-looking statements we make in this document are qualified by the information contained herein or contained or incorporated by reference in the Definitive Proxy Statement, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-Q and 10-K (see “Where You Can Find More Information” beginning on page 85 of the Definitive Proxy Statement). We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.
Contact:
David T. Parker
Vice President, Investor Relations
and Corporate Communications
(800) 842-5491